UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55777	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On October 31, 2018, each Class T share of common stock of CNL Healthcare Properties II, Inc. (referred to herein as “we”, “us”, “our” or the “Company”) and each Class I share of common stock of the Company automatically converted into a Class A share of common stock of the Company pursuant to the terms of our charter. The Class T and Class I shares converted into Class A shares on a one-for-one basis because the most recently approved estimated net asset value per share approved by our board of directors ($10.06 as of December 31, 2017) is the same for all classes of our common stock. Stockholders who received Class A shares upon the conversion will no longer be subject to the class-specific expenses associated with Class T and Class I shares.

The Company is furnishing (i) as Exhibit 99.1 to this Current Report on Form 8-K a copy of the Company-issued letter to our stockholders regarding, among other things, the recent determination of the estimated NAV of the Company’s common stock. Such letter shall not be deemed to be “filed” with the U.S. Securities and Exchange Commission (the “SEC”) or incorporated by reference into any other filing with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	CNL Healthcare Properties II, Inc. letter to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

November 1, 2018	By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte
Chief Financial Officer, Senior Vice President and Treasurer